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                                                  Exhibit 21


                    DEVON ENERGY CORPORATION


                   Subsidiaries of Registrant



The Registrant has the following significant subsidiaries:


Name of Subsidiary                      Jurisdiction of
Incorporation

Devon Energy Corporation (Nevada)          Nevada

Northstar Energy Corporation               Alberta, Canada

Devon Energy Canada Corporation            Alberta, Canada

Devon Financing Trust                      Delaware

DBC, Inc.                                  Oklahoma